Exhibit 99.1

Xperi Announces Receipt of

Unsolicited Non-Binding Proposal

Reiterates Commitment to TiVo Transaction

SAN JOSE, California (February 23, 2020) – Xperi Corporation (Nasdaq: XPER) today announced that it has received an unsolicited, non-binding proposal from Metis Ventures LLC to acquire all of the outstanding equity of Xperi for $23.30 per share in cash.

Xperi had previously announced (on December 19, 2019) that it had entered into a definitive agreement with TiVo Corporation (Nasdaq: TIVO) to combine in an all-stock transaction, pursuant to which, at the close of the transaction, Xperi stockholders would own approximately 46.5% of the combined business, and TiVo stockholders would own approximately 53.5% of the combined business.

After a comprehensive review and discussion of Metis Ventures’ proposal conducted in consultation with its financial and legal advisors, Xperi’s board of directors has unanimously determined that, based on the current non-binding terms and conditions, as well as lack of information, it is unable to conclude at this time that Metis Ventures’ non-binding proposal is reasonably likely to lead to a Superior Proposal under the terms of Xperi’s merger agreement with TiVo. Therefore, Xperi will not be engaging in discussions with Metis Ventures and does not intend to make any further comment at this time.

Xperi reiterates its continued support and enthusiasm for its pending transaction with TiVo and its view that the definitive agreement with TiVo remains in the best interests of Xperi and its stockholders. Accordingly, Xperi’s board of directors continues to recommend the merger agreement with TiVo to its stockholders. Xperi’s board of directors is not modifying or withdrawing its recommendation with respect to the TiVo merger agreement and the merger, or proposing to do so.

The full text of the letter from Metis Ventures is set forth below.

Centerview Partners, LLC is acting as exclusive financial advisor to Xperi and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor.

METIS VENTURES LLC

13101 Preston Road, Suite 110 1005

Dallas, TX 75240

February 21, 2020

Board of Directors

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Ladies and Gentlemen:

We are pleased to submit this proposal (our “Proposal”) for Metis Ventures LLC, a Delaware limited liability company (“Metis” or “we”), to acquire 100% of the outstanding equity of Xperi Corporation (“XPER”), for an all-cash consideration of $23.30 per share. Based on the terms outlined below, we believe our Proposal presents an extremely attractive outcome for XPER’s stockholders and offers them liquidity in a manner that is both more certain and timely than the current proposed transaction with TiVo Corporation (“TiVo”).

We have the utmost respect for XPER’s Board of Directors and stockholders and we are impressed by XPER’s business. In the process of our review, we also have observed with keen interest the market’s varied reaction to XPER’s proposed transaction with TiVo, as evidenced by an immediate drop of XPER and TiVo stock. Based on our due diligence, we place great value in XPER’s business on a standalone basis and our proposal reflects this value to the XPER stockholders. Our proposal also eliminates the risks and uncertainties of combining XPER with a legacy business, costs and operational distraction associated with integration to establish a combined company that may or may not succeed in achieving the desired liquidity for XPER stockholders. Based on the terms outlined below, we believe our Proposal is an XRAY Superior Proposal, as such term is defined in the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019 (the “Merger Agreement”), by and among XPER, TiVo, XRAY- TWOLF HoldCo Corporation, XRAY Merger Sub Corporation and TWOLF Merger Sub Corporation (the “TiVo Transaction”).

Our Proposal

The following outlines the terms of our Proposal:

1.    Valuation; Transaction Structure. We hereby propose to acquire all of the outstanding equity of XPER for an all-cash consideration of $23.30 per share. Our all-cash per share purchase price is a 33% premium to the 30 trading-day average of XPER’s stock price immediately prior to the date of this Proposal and 20% premium to XPER’s stock price on February 21, 2020. It is also an 11% premium to XPER’s stock price on December 18, 2019, the last trading day prior to the announcement of the TiVo Transaction. Our Proposal provides certainty to XPER’s stockholders regarding the per share price they would receive; whereas in the TiVo Transaction, because XPER’s stockholders would receive a fixed number of shares of HoldCo (as defined in the Merger Agreement) common stock, the market value of XPER common stock at the time of consummation of the TiVo Transaction may be significantly lower than the price contemplated by XPER at the time of execution of the Merger Agreement.

2.    Financing. Our proposal is not subject to any financing contingency. Metis has readily committed capital with which to consummate the acquisition and pay associated costs and expenses without any need for other financing sources. We attach hereto a letter from Method Investments & Advisory Ltd, a diversified boutique investment firm, evidencing the committed capital. We expect the financing arrangements will be finalized promptly after submission of our Proposal.

3.    Approvals; Conditions. We fully expect our proposed transaction will be completed within the timeframe anticipated for the TiVo Transaction. We have already obtained all necessary corporate approvals to proceed with the transaction. As opposed to our Proposal, the TiVo Transaction has the uncertainty of having to obtain the approval of TiVo’s stockholders, required waiting period and approval from the Korea Fair Trade Commission, as well as risks associated with delivery of the tax opinions by counsel to XPER and TiVo.

4.    Resources & Due Diligence Investigation. We are working closely with Mr. Tom Lacey (see “About Metis,” below) and have already committed significant internal and external resources, including formally engaging Maplewood Capital, LLC, as our advisor on this matter (“Maplewood”) and Morrison & Foerster LLP, as our legal advisor. We anticipate our confirmatory due diligence to be completed expeditiously prior to signing.

5.    Definitive Agreement. We are ready to execute a merger agreement that is substantially the same as the Merger Agreement, except for those changes set forth in our Proposal, including the all-cash consideration. Our legal counsel stands ready to advance the definitive documentation toward final execution promptly.

Superior Proposal

We believe our Proposal is superior for the following reasons:

a.

XPER stockholders would receive a higher purchase price at closing. Our proposed per share purchase price of $23.30 is a 20% premium based on the closing price of XPER on February 21, 2020, and a 33% premium to the 30 trading-day average of XPER’s stock price immediately prior to the date of this Proposal. It is also an 11% premium to XPER’s stock price on December 18, 2019, the last trading day prior to the announcement of the TiVo Transaction.

b.	Our Proposal is all cash, which provides immediate, certain and superior value for XPER’s stockholders as opposed to the uncertain liquidity associated with the TiVo Transaction.

c.

XPER would have a faster and more certain path to closing a transaction. Our Proposal would be subject to only the vote of XPER’s stockholders whereas the TiVo Transaction requires the vote of both the XPER and TiVo stockholders.

XPER stockholder approval would be pursuant to a proxy statement filed with the Securities and Exchange Commission, which is generally subject to less scrutiny than a Registration Statement on Form S-4 required for the TiVo Transaction.

d.	We would agree to a “hell or high water” covenant related to any required U.S. antitrust approval. Nonetheless, we do not foresee any concerns with receipt of HSR approval for our Proposal.

e.

We do not have any Approval Requirement with Korea Fair Trade Commission. Based on our current diligence, unlike the TiVo Transaction, neither XPER nor Metis would have any filing requirement with the Korea Fair Trade Commission, thereby providing greater deal certainty.

f.

Our all-cash Proposal eliminates the need for tax opinions from Skadden, Arps, Slate, Meagher & Flom LLP and Cooley LLP as closing conditions for the TiVo Transaction, thereby providing greater deal certainty.

We are confident that we can consummate our Proposal faster and with more certainty of completion than the TiVo Transaction and that, it would result in a better outcome for XPER’s stockholders. We are prepared to enter into negotiations with you immediately regarding our Proposal and believe we will be in a position to execute a mutually acceptable merger agreement on an expedited timeline.

About Metis

Metis Ventures LLC (“Metis”) is a Delaware limited liability company. Tom Lacey and Amir Ansari are the managing members of Metis. Mr. Lacey is a proven and successful executive in the technology field with a career spanning over 30 years. Mr. Lacey is a seasoned Chief Executive Officer of multiple public companies, including XPER, Phoenix Technologies, Immersion Corporation and International Displayworks. Mr. Ansari is an inventor and serial entrepreneur with over 25 years of experience in designing and building innovative technologies in the areas of telecommunications, Internet of Things, artificial intelligence, machine learning, edge computing, personalized healthcare, and multimedia services. Mr. Ansari is an inventor of numerous major patents in various relevant areas of technology.

***

This letter reflects our Proposal, and no legally binding obligation shall arise unless and until definitive documentation satisfactory to all parties shall have been executed and delivered.

Mr. Lacey and Maplewood are available to discuss any aspect of our Proposal. We are committed to pursuing a transaction expeditiously on the terms set forth herein and would request to meet with members of the Board of Directors and management of XPER, at its offices in California, as promptly as possible to discuss our Proposal, which we believe provides a more compelling value proposition to the Company and its stockholders than currently provided by the TiVo Transaction. We hope to receive a favorable response from you promptly.

compelling value proposition to the Company and its stockholders than currently provided by the TiVo Transaction. We hope to receive a favorable response from you promptly.

Very truly yours,

METIS VENTURES LLC

By:	/s/ Tom Lacey
Tom Lacey, Managing Member

By:	/s/ Amir Ansari
Amir Ansari, Managing Member

Method Investments and Advisory Ltd.

40 New Bond Street

London W1S 2RX

T: +44 (0) 2034302100

F: +44 (0) 2034302101

www.methodinv.com

February 21, 2020

Metis Ventures LLC

Attention: Mr. Tom Lacey and Mr. Amir Ansari

Managing Member

13101 PRESTON RD STE 110 1005

DALLAS, TX 75240

Subject: Commitment Letter (“Letter”) for Debt Financing of the Metis Ventures LLC (“Metis”) acquisition of Xperi Corporation (“XPER”)

Dear Mr. Ansari,

Founded in 2001, Method Investments & Advisory Ltd (“Method”) is an independent diversified boutique investment firm, offering a range of services to the global investment community. Since our founding, we have successfully grown to establish a well-capitalized business covering a broad range of activities and markets including asset management, capital markets and advisory to corporates and family offices. Method is dedicated to delivering innovative and flexible investment solutions to its clients.

Method is authorized and regulated by the Financial Conduct Authority (FCA) in the United Kingdom. Method is organized under the laws of the United Kingdom with its principal office at 40 New Bond Street, London, W1S 2RX.

Nashville S.a.r.l., a Luxembourg société á responsabilité limitée, a wholly owned subsidiary of Method, is pleased to provide $1,500,000,000 USD in debt financing in connection with Metis’s acquisition of 100% of the common stock of XPER through a fund to be created and managed by Nashville S.a.r.l.

This Letter is valid until July 1, 2020. Nothing in this Letter shall be deemed to create a partnership or any contractual relationship between Method and any other party or authorize any party to act as the agent of Method. This Letter is subject to execution of binding Purchase Agreement between Metis Ventures LLC and XPER Corporation.

We are very pleased to submit this Letter to you and look forward to working with your esteemed company for the successful closing of the proposed transaction.

Yours sincerely,

METHOD INVESTMENTS & ADVISORY LTD.

By:	/s/ Giuseppe Dessi
Giuseppe Dessi Director

Authorised and Regulated by Financial Conduct Authority

VAT number: 298339349 Registered in England No. 04316140

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands DTS, IMAX Enhanced, HD Radio, and Invensas, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, automotive, broadcast, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, on February 18, 2020, XRAY-TWOLF HoldCo Corporation (“Holdco”) filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement of Xperi Corporation (“Xperi”) and TiVo Corporation (“TiVo”) and that also constitutes a prospectus of Holdco (“Joint Proxy Statement/Prospectus”). The Joint Proxy Statement/Prospectus is not final and may be amended. Xperi, TiVo and Holdco may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or any other document which Xperi, TiVo or Holdco may file with the SEC. INVESTORS, XPERI STOCKHOLDERS AND TIVO STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Xperi stockholders and TiVo stockholders may obtain free copies of the preliminary Joint Proxy Statement/Prospectus filed on February 18, 2020 and the final version and other documents that are filed or will be filed with the SEC by Xperi, TiVo or Holdco through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of Xperi and TiVo at the following:

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Attention: Investor Relations

818-436-1231

IR@Xperi.com

TiVo Corporation

2160 Gold Street

San Jose, California 95002

Attention: Investor Relations

818-295-6651

IR1@tivo.com

7

Participants in the Solicitation

Xperi, TiVo or Holdco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Xperi’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Xperi’s Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 18, 2020. Information regarding TiVo’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in TiVo’s Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 18, 2020. Xperi stockholders and TiVo stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Xperi and TiVo directors and executive officers in the transaction, which may be different than those of Xperi and TiVo stockholders generally, by reading the preliminary Joint Proxy Statement filed on February 18, 2020 and the final version and any other relevant documents that are filed or will be filed with the SEC relating to the transaction.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Xperi’s and TiVo’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Xperi and TiVo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated

8

in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Holdco’s businesses and other conditions to the completion of the transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Xperi and TiVo; (iii) Xperi’s ability to implement its business strategy; (iv) pricing trends, including Xperi’s and TiVo’s ability to achieve economies of scale; (v) potential litigation relating to the proposed transaction that could be instituted against Xperi, TiVo or their respective directors; (vi) the risk that disruptions from the proposed transaction will harm Xperi’s or TiVo’s business, including current plans and operations; (vii) the ability of Xperi or TiVo to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) uncertainty as to the long-term value of Holdco common stock; (x) legislative, regulatory and economic developments affecting Xperi’s and TiVo’s businesses; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which Xperi and TiVo operate; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Xperi’s and/or TiVo’s financial performance; (xiv) restrictions during the pendency of the proposed transaction that may impact Xperi’s or TiVo’s ability to pursue certain business opportunities or strategic transactions; (xv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Xperi’s and TiVo’s response to any of the aforementioned factors; (xvi) failure to receive the approval of the stockholders of Xperi and/or TiVo; and (xvii) any plans regarding a potential separation of the combined businesses. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Joint Proxy Statement/Prospectus filed with the SEC in connection with the proposed transaction. While the list of factors presented here, and the list of factors presented in the Joint Proxy Statement/Prospectus, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Xperi’s or TiVo’s consolidated financial condition, results of operations, or liquidity. Neither Xperi nor TiVo assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Xperi Investor Contact:

Geri Weinfeld

818-436-1231

geri.weinfeld@xperi.com

Xperi Media Contact:

John Christiansen/Megan Bouchier

Sard Verbinnen & Co

(415) 618-8750

Xperi-SVC@sardverb.com

9